UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 31, 2010

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive
Poway, California  92064
 (Address of principal executive offices, including zip code)

(858) 726-1600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2010, the Board of Directors, or the Board, of Digirad Corporation, or the Company, approved the salaries and bonuses to be paid to the Company's executive officers for the 2011 fiscal year and adopted the Company's 2011 Cash Bonus Incentive Plan for the 2011 fiscal year, or the 2011 Bonus Plan, after such matters were approved and recommended by the Board's Compensation Committee.

Previously, on June 1, 2010, the Company entered into agreements with the Company’s named executive officers providing for 5% reductions to such named executive officers annual based salaries.  Effective January 1, 2011, the new annual base salaries of such named executive officers will return to prior levels and be as follows:

	Base Salary	New Base Salary
Todd Clyde	$318,250	$335,000
Richard Slansky	$242,250	$255,000
Virgil Lott	$209,000	$220,000
Randy Weatherhead	$190,000	$200,000

Also effective January 1, 2011, the Company’s 2011 Bonus Plan for our named executive officers will be based on a percentage of base salary and payable based on the following payment targets:

	Cash Target	Target % of Salary
Todd Clyde	$201,000	60%
Richard Slansky	$102,000	40%
Virgil Lott	$88,000	40%
Randy Weatherhead	$130,0000	65%

Bonuses for each of the named executive officers, except Mr. Weatherhead, will be based 25% on the achievement of 2011 product gross margin objectives, 25% on the achievement of 2011 DIS operating profit objectives, and 25% on the achievement of 2011 DIS free cash flow objectives, as established by the Compensation Committee.  The remaining 25% of these bonus targets will be based on the achievement of strategic objectives to be established by the Board.  For Mr. Weatherhead, 70% of his bonus will be based on the achievement of 2011 product gross margin objectives and 30% on the achievement of 2011 product operating profit objectives, as established by the Compensation Committee.  In addition, the Board has authority under the 2011 Bonus Plan to adjust the percentages attributable to the objectives listed above for each of the named executive officers.  Mr. Weatherhead’s bonus payments may be increased by 120% to 140% of his target based on the number of ergo cameras sold during 2011.  All bonuses payable to each named executive officer under the 2011 Bonus Plan are capped at a maximum 200% of each such named executive officer’s applicable payment target.

The actual bonuses payable (if any) for the achievement of such objectives will be determined by the Compensation Committee, and will be payable upon the completion of the financial audit of the consolidated financial statements, but no later than March 15, 2011, subject to the named executive officer’s employment through the date of payment.

On December 31, 2010, the Company also awarded restricted stock units, or RSUs, to our executive officers in the amounts set forth below:

Restricted Stock Units
Todd Clyde	75,000
Richard Slansky	50,000
Randy Weatherhead	20,000
Virgil Lott	50,000

The RSUs granted above vest ratably over a three-year period, with one-twelfth of such RSUs vesting on the first day of each quarter following the grant date. At the end of each quarter when one-twelfth of the RSU grant vests, stock will be issued in settlement of the RSUs.  The RSU grants were made under the Company’s 2004 Stock Incentive Plan, pursuant to the terms of Restricted Stock Unit Agreements entered into with each named executive officer. A form of the Restricted Stock Unit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Also on December 31, 2010, the Board approved amendments to the executive employment agreements of each of Todd Clyde and Richard Slansky, which were initially entered into with Mr. Clyde and Mr. Slansky on October 30, 2008 and February 7, 2009, respectively.  The amendments to their executive employment agreements are attached hereto as Exhibit 10.2 and 10.3, and incorporated herein by reference. The amendments increase the severance payable to Mr. Clyde and Mr. Slansky in the event their employment with the Company is terminated without cause.  Under Mr. Clyde’s amended agreement, the Company increased the potential severance due to Mr. Clyde from 12 months’ base salary to the greater of (a) 18 months’ base salary or (b) $502,500.  Under Mr. Slansky’s amended agreement, the Company increased the potential severance due to Mr. Slansky from 6 months’ base salary to the greater of (a) 12 months’ base salary or (b) $255,000.

On December 31, 2010, the Company entered into severance agreements with executive officers Virgil Lott and Mr. Weatherhead.  Under these agreements, in the event their employment with the Company is terminated without cause, each would receive a severance payment in amount equal to 6 months of their respective base salaries.  These agreements are attached hereto as Exhibit 10.4 and 10.5, and incorporated herein by reference.

Item 8.01.  Other Events.

Previously, on June 29, 2010, the Company approved a 5% reduction in the non-employee directors’ annual cash compensation.  On December 31, 2010, the Company reversed the 5% reduction in the non-employee directors’ annual cash compensation.  Accordingly, effective as of January 1, 2011, non-employee members of the Board will receive a $36,000 annual retainer for their service, an annual fee of $4,500 for serving on the Audit Committee and an annual fee of $4,000 for serving on each of the Compensation and Corporate Governance Committees.

Effective as of such date, the chairman of the Board will receive an annual retainer of $15,000, the chairman of the Audit Committee will receive an annual retainer of $10,000, and the chairman of the Compensation Committee and the chairman of the Corporate Governance Committee will each receive an annual retainer of $5,000.

Also, effective as of such date, the Board granted to the Company’s non-employee directors RSUs valued at $40,000, based on the stock price three days after the Company releases earning in connection with its 2011 annual meeting, rounded to the nearest 1,000 shares.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Title
10.1	Form of the Restricted Stock Unit Agreement.
10.2	Amendment to Employment Agreement, by and between the Company and Todd Clyde, dated December 31, 2010.
10.3	Amendment to Employment Agreement, by and between the Company and Richard Slansky, dated December 31, 2010.
10.4	Severance Agreement, by and between the Company and Virgil Lott, dated December 31, 2010.
10.5	Severance Agreement, by and between the Company and Randy Weatherhead, dated December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Todd Clyde
Todd Clyde Chief Executive Officer

Date:	January 3, 2011